UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 25, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Corporate Development Advisory Agreement

On July 25, 2024, the board of directors of FOXO Technologies Inc., a Delaware corporation (the “Company”), approved the Company entering into the Corporate Development Advisory Agreement (the “Advisory Agreement”) with C L Talent Inc. (the “Consultant”). Pursuant to the Advisory Agreement, commencing July 17, 2024, the Consultant will reasonably be available during regular business hours to advise, counsel and inform designated officers and employees of the Company about the health, wellness and social media businesses in which the Company is engaged, competitors, business opportunities, talent engagement and other aspects of or concerning the Company’s business about which the Consultant has knowledge or expertise. In addition, the Consultant will assist the Company with targeting key talent with whom the Company has an existing relationship to further enhance market reach. The term of the Advisory Agreement is 12 months. As compensation for services to be provided under the Advisory Agreement, the Company will issue to the Consultant 1,500,000 shares of Class A Common Stock pending approval from the New York Stock Exchange American.

Advisory Agreement

On July 25, 2024, the Company entered into the Advisory Agreement (the “Agreement”) with J.H. Darbie & Co., Inc. (“J.H. Darbie”) pursuant to which J.H. Darbie was engaged as nonexclusive financial adviser. The term of the Agreement is six months. As compensation for the services to be performed under the Agreement, the Company is obligated to issue to J.H. Darbie 625,000 shares of Class A Common Stock.

Private Placement Engagement

On July 25, 2024, the Company engaged J.H. Darbie, on an exclusive basis, to provide services in connection with private placements (the “Engagement”). The term of the Engagement is 120 days, subject to early termination provisions in the Engagement. Under the Engagement, J.H. Darbie has a right of first resusal for all financing, cash, common stock or convertible securities, debt or equity, for six months after the termination of the Engagement. As compensation for the services to be performed under the Engagement, the Company will pay a nonrefundable fee of $30,000 of shares of Class A Common Stock, priced at the closing price of the Class A Common Stock on the date of the Engagement with a maximum fee of 2% to J.H. Darbie. The shares will be issued within three days or upon approval by NYSE if such approval is required.

As additional compensation for the services to be rendered by J.H. Darbie under the Engagement, the Company will (i) pay a cash fee to J.H. Darbie equal to 3% of the principal amount of the securities to be exchanged and 5% of gross proceeds raised from the sale of the securities to customers of J.H. Darbie (the “Cash Fee”); (ii) issue to J.H. Darbie warrants to purchase a number of shares of Class A Common Stock equal to the Cash Fee (the “Warrants”). The Warrants will have piggyback rights and be priced at 110% of the closing price the date an closes.

Services Agreement

On July 25, 2024, the Company entered into a new Services Agreement with Mark White that superseded the interim employment agreement (the “Services Agreement”). The initial term of the Services Agreement is until July 31, 2026. Pursuant to the Services Agreement, Mr. White is entitled to monthly fees of $30,000, which may be converted into equity at the option of both Mr. White and the Company. Mr. White is entitled to full and prompt reimbursement of all expenses incurred in connection with his service as an officer of the Company and a monthly reimbursement for the cost of leasing and insuring a vehicle with a fair market value not in excess of $80,000. No later than 30 days after the date of the Services Agreement, Mr. White is to be issued 2,000 shares of Series A Preferred Stock.

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The Company may terminate the Services Agreement at any time without Cause (as defined in the Services Agreement), provided that the Company give written notice of termination at 60 days before the date of such termination. In which case, Mr. White is be entitled to receive the following:

(i) payment of 24 months’ of monthly fees which, may be taken in cash or common stock of the Company at Mr. White’s sole option; and

(ii) reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

The Company may terminate the Services Agreement at any time for Cause, provided that the Company gives written notice of termination to Mr. White. If the Services Agreement is terminated for Cause, Mr. White is entitled to:

(i) accrued and unpaid monthly fees through the date of such termination; and

(ii) reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

The Services Agreement will terminate upon a Change of Control (as defined in the Services Agreement). If the Services Agreement is terminated upon Change of Control, Mr. White will be entitled to:

(i) payment of 24 months of monthly fees which, may be taken in cash or common stock of the Company at Mr. White’s sole option; and

(ii) reimbursement for any outstanding reasonable business expenses incurred by Mr. White in performing his duties.

For purposes of the Services Agreement, a termination for “Change of Control” means: (i) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of this Agreement pursuant to the Exchange Act; provided that, without limitation, such a change in control will be deemed to have occurred at such time as any Acquiring Person hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Voting Securities; or (ii) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company’s stockholders of each new director was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of the period; or (iii) there will be consummated (1) any acquisition by the Company of stock or assets of another entity actively engaged in business, in connection with which the Company issues Voting Securities or any security, instrument or agreement exercisable for or convertible into Voting Securities, representing in the aggregate more than 100% of the Voting Securities outstanding prior to the entry into an agreement to consummate such acquisition, notwithstanding that the exercise or conversion of such security, instrument or agreement is subject to a vote of the shareholders of the Company, (2) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (3) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (iv) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

For purposes of the Services Agreement, “Acquiring Person” means any person or related person or related persons which constitute a “group” for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act, as such Section and Rule are in effect as of the date of this Agreement; provided, however, that the term Acquiring Person shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

For purposes of the Services Agreement, “Voting Securities” means the Company’s issued and outstanding securities ordinarily having the right to vote at elections for director.

Upon the termination of the Services Agreement, upon the payment of all obligations owing to Mr. White by the Company, unless the Company will otherwise request, Mr. White shall resign from all positions within the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the subheading “Services Agreement” is incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: July 31, 2024	By:	/s/ Mark White
	Name:	Mark White
	Title:	Interim Chief Executive Officer

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